UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

INDIANAPOLIS, July 26, 2013 -- Republic Airways Holdings Inc. (NASDAQ/NM: RJET) announced today that it has moved the date of its 2012 Annual Shareholder Meeting to Tuesday, September 17 at 10:00 a.m. EDT. The meeting was originally scheduled for Tuesday, August 13.

In addition to changing the date of the 2012 Annual Shareholder Meeting, the location has been changed to the 10th floor at the law offices of Hughes Hubbard & Reed, LLP, One Battery Park Place, New York, NY 10004.

The Board of Directors has set a new record date for the rescheduled meeting. Holders of the Company's common stock as of the close of business on July 29, 2013 will be entitled to vote at the rescheduled meeting. The proxy cards provided to stockholders in connection with the originally scheduled meeting will be disregarded, and the Company will send new proxy cards to stockholders who are entitled to vote at the rescheduled meeting.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibit

99.1    Press Release of Republic Airways Holdings Inc. issued on July 26, 2013, relating to its change in the 2012 Annual Shareholder Meeting date.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Senior Vice President and Chief Financial Officer

Dated: July 29, 2013

EXHIBIT INDEX
Exhibit Number    Description
99.1    Press Release of Republic Airways Holdings Inc. issued on July 26, 2013, relating to its change in the 2012 Annual Shareholder Meeting date.